As filed with the Securities and Exchange Commission on April 17, 2013

Securities Act File No. 333-174403

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1-A-4 TO

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SaaSMAX, Inc.

(Name of small business issuer in its charter)

Nevada	7380	27-4636847
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Dina Moskowitz, Chief Executive Officer

SaaSMAX, Inc.

7770 Regents Road, Suite 113-129

San Diego, California 92122

Phone: 858-518-0447

(Name, address and telephone number of agent for service)

Copies to:

Brad Bingham, Esq.

The Bingham Law Group

2173 Salk Avenue, Suite 250

Carlsbad, California 92008

Phone: (760) 230-1617

Approximate date of proposed sale to public:  From time to time, at the discretion of the selling shareholders, after the effective date of this registration statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:   X ..

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:      .

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering:      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering:      .

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of SaaSMAX, Inc. (the “Company”), as originally declared effective by the Securities and Exchange Commission (the “SEC”) on October 14, 2011, is being filed pursuant to the undertakings in Item 17 of the Registration Statement to (i) include the information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, that was filed with the SEC on March 25, 2013 and (ii) update certain other information in the Registration Statement.

The information included in this filing solely amends this Registration Statement and the Prospectus contained therein by amending Item 16-Exhibits to include Exhibits 10.2 through 10.9. There are no other changes to this Post Effective Registration Statement. No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

ITEM 16. EXHIBITS

The following exhibits are included as part of this Form S-1. References to "the Company" in this Exhibit List mean SaaSMAX, Inc., a Nevada corporation.

Exhibit #	Description
3.1 *	Articles of Incorporation of SaaSMAX, Inc. as amended
3.2 *	Corporate Bylaws for SaaSMAX, Inc.
5.1 *	Legal opinion and consent of Bingham Law.
10.1*	SaaSMAX 2011 Stock Incentive Plan
10.2**	Convertible Promissory Note for $25,000 dated July 7, 2012 amended January 23, 2013
10.3**	Convertible Promissory Note for $25,000 dated August 15, 2012 amended January 23, 2013
10.4**	Convertible Promissory Note for $25,000 dated September 26, 2012 amended January 23, 2013
10.5**	Convertible Promissory Note for $25,000 dated October 26, 2012 amended January 23, 2013
10.6**	Convertible Promissory Note for $25,000 dated December 6, 2012 amended January 23, 2013
10.7**	Convertible Promissory Note for $25,000 dated January 9, 2013 amended January 23, 2013
10.8**	Convertible Promissory Note for $25,000 dated February 23, 2013
10.9**	Letter dated January 24, 2013 confirming maturity dates of amended convertible notes
23.1 *	Consent of Bingham Law (included with Exhibit 5.1)
23.2*	Consent of Ronald R. Chadwick, P.C.,
23.3*	Consent of Hamilton P.C.

* Previously filed

**Previously filed with Report on Form 8-K on April 17, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California

April 17, 2013.

SAASMAX, INC

By:	/s/ Dina M. Moskowitz
Dina M. Moskowitz
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Dina Moskowitz	Chairman of the Board and Chief Executive Officer	April 17, 2013
Dina. Moskowitz	(Principal Executive Officer)

/s/ Dina Moskowitz	Chief Financial Officer	April 17, 2013
Dina Moskowitz	(Principal Accounting Officer)

.